PROMISSORY NOTE SECURED BY DEED OF TRUST

$500,000.00                                   Mountain View, California
                                                    October 4, 1996

     In installments as stated in this Note, for value received, Alan E. Baratz and Raquel S. Baratz (collectively, "Borrower") hereby promise to pay to Sun Microsystems, Inc., a Delaware corporation ("Lender"), or order, at its offices at 2550 Garcia Avenue, Mountain View, California, or at such other place as Lender may from time to time designate in writing, the principal sum of Five Hundred Thousand Dollars ($500,000.00) with interest on the unpaid balance of principal from the date of this Note until paid in full at the rate of 6.72%, compounded annually, on the following terms:

1. Payment of Principal: The principal due pursuant to this Note shall be paid in full on or before October 4, 2001.

2. Payment of Interest: Accrued interest on the then outstanding principal balance shall be due and payable on October 4, 1997 and on the 4th day of October each year thereafter until payment in full of the principal and interest.

3. General: Principal and interest shall be payable in lawful money of the United States. Interest shall be calculated on the basis of a 360-day year consisting of 12 thirty day months. Each payment shall be applied first to interest then due and the balance of said installment shall be applied to the principal sum. This Note may be prepaid at anytime.

4. Security: This Note is secured by a deed of trust of even date herewith made by Borrower, as trustor, to North American Title Company, as trustee, for Lender, as beneficiary (the "Deed of Trust"), encumbering certain real property commonly known as 11801 Francemont Drive, Los Altos Hills, Santa Clara County, California (the "Property Security").

     Default and Acceleration:

     A. Full Acceleration: Unless otherwise prohibited by law, upon the occurrence of any of the following events, the Holder of this Note shall have the option, without demand or notice, to declare the entire balance of principal of this Note to be immediately due and payable:

          (i) Borrower defaults in the payment of principal when due pursuant to the terms hereof or defaults in the performance of any obligation of Borrower or other agreement (including any amendment, modification or extension thereof) which may hereafter be executed by Borrower for the purpose of securing this Note;

          (ii) Borrower, without prior written consent of Lender, voluntarily or by operation of law sells, conveys, assigns, or otherwise transfers, all or substantially all, or any portion of, or interest in the Property Security.

          (iii) Sixty days after (a) Lender is notified that Borrower is terminating his employment with Lender, or (b) Lender terminates Borrower's employment for cause, as defined below.

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     B.   Partial Acceleration:

          (i) In the event that Borrower's employment is terminated by Lender other than for cause or if Borrower dies or is disabled for a period of more than six months, principal due hereunder shall be accelerated and shall be paid fifty percent (50%) of the principal in twelve (12) equal quarterly installments, with the first such quarterly payment due on the effective date of termination and the successive quarterly payments being due each three months thereafter on the same day of each such months (i.e., if termination is on February 3, payments are due on each succeeding May 3, August 3, November 3 and February 3). The remaining fifty percent (50%) of the principal shall be due in a balloon payment at the end of the thirteenth quarter following the date hereof. Notwithstanding the foregoing, in no event shall such a termination or the foregoing payment schedule extend the due date of this Note beyond October 4, 2001.

          (ii) For purposes of this Note, the term "cause" shall mean Borrower's misfeasance, malfeasance or misconduct, dishonesty or gross negligence in connection with his employment.

4. Attorneys' Fees: In the event any default hereunder, Borrower hereby promises to pay all costs of collection, including reasonable attorneys' fees incurred by Lender hereof on account of such collection, whether or not suit is filed hereon.

5. Waiver: The waiver by Lender hereof of any breach of or default under any terms, covenant or condition contained herein or in any of the agreements referred to above shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of or default under the same or any other such term, covenant or condition.

6. General Provisions: This Note shall be governed by and construed in accordance with the laws of the State of California. The makers, guarantors and endorsers of this Note hereby severally waive presentment for payment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and consent that Lender may extend the time for payment or otherwise modify the terms of payment or any part or the whole of the debt evidenced by this Note, at the request of any person liable hereon, and such consent shall not alter nor diminish the liability of any person. Borrower hereby waives the defense of the statute of limitations in any action on this Note to the extent permitted by law. The terms of this Note constitute the entire agreement and understanding between the parties and supersede all previous communications, representations or agreements, whether written or oral, with respect to the subject matter hereof.


                                  AS BORROWER:

                                       /s/ ALAN A. BARATZ

                                  ___________________________
                                        Alan E. Baratz


                                       /s/ RAQUEL S. BARATZ

                                  __________________________
                                  Raquel S. Baratz

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